DATED 15th September	2006

SUBJECT TO CONTRACT

(1)	KAY LOGISTICS LIMITED (in administration)

(2)	PHILIP JAMES LONG and KERRY FRANCHINA BAILEY (the Administrators)

(3)	WLG (UK) LIMITED

AGREEMENT

by deed for the sale and purchase of
the business of
Kay Logistics Limited (in administration)
and of associated rights and certain other assets

Draft 3 BPE 15/09/06

Jones Day
21 Tudor Street
London
EC4Y ODJ
Tel: 0207 039 5959
Fax: 0207 039 5999

TABLE OF CONTENTS

Page
1.	DEFINITIONS AND INTERPRETATION	1
2.	SALE AND PURCHASE	4
3.	SALE CONSIDERATION	4
4.	COMPLETION	4
5.	TITLE AND RISK	5
6.	BUSINESS CONTRACTS	5
7.	PREMISES	6
8.	GOODWILL	6
9.	THIRD PARTY ASSETS	6
10.	EMPLOYEES	7
11.	DEBTS	7
12.	COMPUTER SOFTWARE & SYSTEM	7
13.	LIABILITIES OF THE BUSINESS	7
14.	APPORTIONMENTS	8
15.	AUTHORITY AND LIABILITY OF THE ADMINISTRATORS	8
16.	INDEMNITY	8
17.	MISREPRESENTATION AND WARRANTIES	9
18.	STATUTORY REGULATION	10
19.	FURTHER ASSURANCE	10
20.	VALUE ADDED TAX	10
21.	BUSINESS RECORDS AND ACCESS	11
22.	ENCUMBRANCES	12
23.	NOTICES	12
24.	ASSIGNMENT AND THIRD PARTY RIGHTS	12
25.	ANNOUNCEMENTS	13
26.	MISCELLANEOUS	13
27.	LAW AND JURISDICTION	14
SCHEDULE 1	THE DEBENTURE	15
SCHEDULE 2	SALE ASSETS	16
SCHEDULE 3	EXCLUDED ASSETS	17
SCHEDULE 4	EMPLOYEES	18
SCHEDULE 5	PROPERTY PROVISIONS	19
SCHEDULE 6	CHATTEL SCHEDULE	24

i

DATED	2005

PARTIES

(1)
KAY LOGISTICS LIMITED (in administration) (registered in England and Wales with company number 05632954) whose registered office is at Horton Road, Colnbrook, Slough, Berkshire acting by the Administrators (the "Seller");

(2)
MR PHILIP JAMES LONG of PKF (UK) LLP, Farringdon Place, 20 Farringdon Road, Clerkenwell, London, EC1M 3AP and MRS KERRY FRANCHINA BAILEY of PKF (UK) LLP, Sovereign House, Queen Street, Manchester, M2 5HR in their capacity as joint administrators of the Seller but without personal liability (the "Administrators"); and

(3)
WLG (UK) LIMITED (registered in England and Wales with company number 05663215) whose registered office is c/o BPE Solicitors, First Floor, St James's House, St James Square, Cheltenham, Gloucestershire, GL50 3PR (the "Buyer").

RECITALS

(A)	On 11 September 2006, the directors of the Seller appointed the Administrators as joint administrators pursuant to paragraph 22 of Schedule B1 of the Insolvency Act 1986 (the "Act").

(B)
The Seller has agreed to sell and the Buyer has agreed to buy whatever right, title and interest (if any) that the Seller may have in assets used by the Seller in the Business (as defined below) which is the subject of this Agreement and certain other assets used by the Seller on the basis that such assets and business should be transferred to and taken over by the Buyer as a going concern on and subject to the terms of this Agreement.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following words and expressions shall have the following meanings:

"Administration Contracts" means the contracts, orders and engagements (if any) entered into by the Administrators in connection with the Business as agents for the Seller and without personal liability prior to Completion;

"Administrators' Solicitors" means Jones Day of 21 Tudor Street, London, EC4Y 0DJ (Ref: SXR/KVE);

"Business" means the business of freight forwarding and ancillary business and carried on by the Seller from the Premises;

"Business Contracts" means the Customer Contracts, the Supplier Contracts and the User Agreements;

"Business Day" means a day (not being a Saturday or Sunday) on which banks generally are open for business in London;

"Business IPR" means patents, trademarks, service marks, trade names, registered and unregistered design rights, copyrights, internet domain names, computer software systems and programs, know-how, inventions, confidential information, database rights and all other forms of intellectual property rights (in each case in any part of the world and whether or not registered or registrable) owned and used by the Seller in connection with the Business at Completion;

"Business Records" means all books, papers, records, documents, files, invoices and other records of the Seller relating wholly or mainly to the Business in whatever form or medium held or recorded excluding:

(a)	the Seller's statutory records;

(b)	any documents that the Administrators are required by law or best practice to retain; and

(c)
any documents that the Administrators consider in their reasonable discretion are required to be retained by them for the purposes of the proper administration of the administration of the Seller and/or the collection of the Debts;

"Buyer's Solicitors" means BPE Solicitors, First Floor St James's House, St James Square, Cheltenham, Gloucestershire, GL50 3PR (ref: Guy Hopson);

"Claim" means any action, proceeding, claim or demand of any kind which may be brought or made against any of the Seller and/or the Administrators;

"Completion" means completion of the obligations of the parties pursuant to clause 4;

"Contract Rights" means the benefit, subject always to the burden, of the Customer Contracts, the Supplier Contracts and the User Agreements;

"Customer Contracts" means any contracts, engagements and accepted orders which have been received by or on behalf of the Seller in connection with the Business for the supply of goods and/or services, which remain to be performed (in whole or in part) as at Completion;

"Debenture" means the debenture listed in Schedule 1;

"Debts" means the book and other debts belonging to the Seller or any assignee of the Seller as at Completion (whether or not then due and payable) including all sums due to the Seller under the Business Contracts whether invoiced or not up to and including Completion, together with the benefit of all securities, guarantees, indemnities, rights of retention of title, liens and negotiable instruments given to the Seller in payment or satisfaction of the same and including (without limitation) all rights of set-off and counterclaim;

"Employees" means those employees of the Seller who are at Completion employed by the Seller in the Business and who are more particularly identified, but not limited to, those parties listed in Schedule 4;

"Excluded Assets" means all assets of the Seller other than the Sale Assets, which are excluded from the sale and purchase pursuant to this Agreement which, without prejudice to the generality of the foregoing, shall include all of the assets identified in Schedule 3;

"Expert" means an independent chartered accountant, acting as an expert and not as an arbitrator and appointed (in default of agreement) by the President for the time being of the Institute of Chartered Accountants in England and Wales;

"Finance Provider" means Venture Finance Plc, company number 2281768 and whose registered office is at Sussex House, Perrymount Road, Haywards Heath, West Sussex RH16 1DN;

"Goodwill" means the goodwill, custom and connections of the Business (including the use of customer lists and order books, subject always to clause 18.2(c)), together with the exclusive right for the Buyer to represent and hold itself out as carrying on the Business in succession to the Seller but excluding for the avoidance of doubt, the right to use the Name;

"Loss" means any loss, damage, award, cost, charge, penalty or expense which any of the company and/or Administrators have incurred or sustained directly or indirectly;

"Name" means Kay Logistics Limited;

"Plant and Equipment" means all plant, equipment, machinery, tools, fittings and furniture which are owned by the Seller and exclusively used by the Seller for the purposes of the Business and are situated at the Premises at Completion and as is more particularly described in the Schedule 6 (Chattel Schedule) but excluding any landlords' fixtures at the Premises;

"Premises" means the leasehold property comprising commercial buildings occupied by the Seller at Southmoor Park, Roundthorn Industrial Estate, Wythenshawe, Manchester, M23 9QS (the "Premises");

"Road Traffic Acts" means the Road Traffic Act 1988, the Road Traffic Offenders Act 1988 and the Road Traffic (Consequential Provisions) Act 1988;

"Sale Assets" means the assets, rights and things listed or otherwise identified in Schedule 2 used wholly or mainly in the Business and which are agreed to be sold and purchased under this Agreement including, for the purposes of the releases referred to in clause 22.2, the Premises but excluding the Excluded Assets;

"Sale Consideration" means the consideration to be paid for the Sale Assets pursuant to clause 3;

"Stock and Work in Progress" means all of the following owned by the Seller at Completion and situated at the Premises exclusively for use in the Business:

(a)	stocks of finished goods;

(b)	raw materials, components and work in progress;

(c)	spare parts for any of the Plant and Equipment; and

(d)	brochures, catalogues, stationery and consumable stores and items;

"Supplier Contracts" means contracts and accepted orders placed by or on behalf of the Seller for the supply to the Seller of goods and/or services in connection with the Business which remain to be performed (in whole or in part) as at Completion;

"Third Party Assets" means all assets of any nature whatsoever in the possession or control of the Seller which are owned by a third party, including without limitation motor vehicles, photocopiers, computer equipment, telephone systems, assets subject to the User Agreements and any materials, tools and other goods of any kind held on loan or similar terms and any item supplied to the Seller on terms effective to reserve title to the supplier until payment or any other time or event;

"Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Collective Redundancies, Transfer of Undertakings (Protection of Employment)(Amendment) Regulations 1999 and the Transfer of Undertakings (Protection of Employment) Regulations 2006;

"User Agreements" means any contract for hire, hire purchase, leasing, conditional sale, sale on consignment or bailment on any terms entered into by the Seller in connection with the Business;

"VAT" means Value Added Tax;

"VAT Records" means the records relating to the Business required to be preserved after Completion by the Buyer by virtue of paragraph 6 of Schedule 11 to the Value Added Tax Act 1994; and

"Vehicles" means the motor vehicles owned by the Seller and used exclusively in the Business as are more particularly identified in the Chattel Schedule.

1.2
Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.3
References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders, regulations, instruments or other subordinate legislation made from time to time under the statute concerned.

1.4	References to clauses and schedules are to be construed as references to clauses and schedules to this Agreement unless the contrary is expressly indicated.

1.5	The clause and schedule headings in this Agreement and the table of contents are for convenience only and shall not affect its interpretation.

2.	SALE AND PURCHASE

2.1
The Seller shall sell and the Buyer shall purchase with effect from 4:00 p.m. on the day of Completion such right, title and interest as the Seller may have in the Sale Assets with the intent that such sale shall include a transfer of the Business as a going concern.

2.2	For the avoidance of doubt it is expressly agreed that the Excluded Assets are excluded from the assets sold and purchased pursuant to this Agreement.

3.	SALE CONSIDERATION

3.1	The Sale Consideration, being the price to be paid by the Buyer to the Seller for the sale and purchase of the Sale Assets, shall be £80,000.

3.2	The Sale Consideration shall be apportioned between the Sale Assets as indicated in Schedule 2.

3.3	All sums payable by the Buyer are stated exclusive of VAT which shall (if applicable) be payable pursuant to clause 20.1(c) in addition to such sums on the presentation of the relevant VAT invoice.

4.	COMPLETION

4.1	Completion shall take place at the offices of the Administrators' Solicitors immediately following the execution of this Agreement.

4.2	On Completion:

(a)	the Seller shall be deemed to have delivered to the Buyer such of the Sale Assets title to which is capable of passing by delivery; and

(b)
the Buyer's Solicitors shall unconditionally release the sum of £80,000.00 to the Administrators' Solicitors (whose receipt shall be a valid discharge on behalf of the Seller and the Administrators), such sum having been transferred prior to Completion by way of electronic fund transfer to the client account of the Administrators' Solicitors at:

Bank: The Royal Bank of Scotland plc

Address: 36-37 New Bridge Street

Sort Code: 16-00-19

Account No: 10091650

Account Name: Jones Day Client Account

on the basis that it is held to the order of the Buyer's Solicitors pending such release.

5.	TITLE AND RISK

5.1	Save as otherwise provided in this Agreement such right, title and interest (if any) as the Seller may have in and to the Sale Assets shall pass to the Buyer on Completion.

5.2	Risk in the Sale Assets shall pass to the Buyer on Completion.

5.3
In the case of tangible items, so far as practicable title shall pass to the Buyer on delivery of such items pursuant to clause 4.2(a) and in the case of any of the Sale Assets not capable of so passing will be held on trust by the Seller for the Buyer absolutely (subject always to any third party rights) pending assignment.

5.4
To the extent that title is not capable of passing by delivery, any instrument of transfer shall be prepared by the Buyer at its own expense and shall contain an exclusion of the Administrators' personal liability and, subject to approval of the wording by the Administrators and the Administrators' Solicitors, shall be executed by one of the Administrators as attorney for the Seller.

5.5
The Seller shall only be obliged to transfer the Sale Assets to the Buyer (and no other person) and the Seller and the Administrators shall have no obligation to recognise third party rights in the Sale Assets so transferred.

5.6
For the avoidance of doubt and notwithstanding the grant of the licence to occupy contained in clause 7 of this Agreement, the parties agree that it is not their intention that any legal interest that the Seller (and the Administrators) may have in the Premises transfers to the Buyer by virtue of this Agreement and any future transfer of such interest shall be dealt with in accordance with the provisions of clause 7.

6.	BUSINESS CONTRACTS

6.1
The Buyer shall for its own account complete and discharge all obligations of the Seller arising after its assumption of particular Business Contracts in accordance with their terms and shall at all times indemnify and keep the Seller and the Administrators indemnified against all such obligations so arising and against all actions, proceedings, damages, costs, claims and demands in respect of a failure by the Buyer to perform its obligations under this clause 6.

6.2
The Buyer shall be solely responsible at its own expense for negotiating any assignment or novation of the Business Contracts and the Buyer agrees to use all reasonable endeavours to procure that the Business Contracts are assigned or novated as soon as practicable after Completion and the Seller shall for a period of 6 months following Completion give reasonable assistance at the request and cost of the Buyer in obtaining such assignment or novation for the Buyer's benefit.

6.3	For the avoidance of doubt, it is expressly acknowledged that the Contract Rights are transferred to the Buyer under this Agreement.

7.	PREMISES

The Seller and the Buyer shall comply with their respective obligations set out in Schedule 5 (Property Provisions) in so far as they relate to Seller’s current occupation of the Premises.

8.	GOODWILL

8.1	On and after Completion the Seller shall not raise any objection to the Buyer carrying on the Business in succession to the Seller.

8.2	The Goodwill shall vest in the Buyer on Completion but no formal assignment shall be executed.

9.	THIRD PARTY ASSETS

9.1
The Seller shall permit the Buyer to use Third Party Assets as licensee without any fee payable (save where this would be in breach of the rights of any third parties or would constitute an act of conversion) from Completion and the Buyer undertakes to the Seller and the Administrators that unless and until it becomes the absolute owner of a Third Party Asset it will:

(a)
not hold itself out as the owner of such Third Party Asset nor sell, offer for sale, assign, charge or create any lien on it and it shall keep it in its own possession in as good a condition as it was at Completion; and

(b)	deliver possession of Third Party Assets to the owner of such property on reasonable notice by the owner.

9.2
The Buyer undertakes to keep the Seller and the Administrators fully and completely indemnified against all actions, proceedings, claims, demands, penalties and expenses whatsoever, which may arise as a result of the Buyer utilising or taking possession of any Third Party Asset delivered to the Buyer pursuant to this Agreement.

9.3
Insofar as any of the Sale Assets are or shall be found to be subject to a valid reservation of title claim the Buyer agrees upon demand and at its cost to deliver possession of such assets to the Administrators or at the direction of the Administrators to the owners of the same.

9.4
Without prejudice to the foregoing terms of this clause 9, if the Buyer wishes to make use of any Third Party Asset, the Buyer shall be solely responsible for approaching the owner and obtaining such owner's agreement provided only that if the Buyer wishes to have any lease (or hire purchase or similar contract) of the Third Party Assets assigned or novated to it, the Seller will join in an appropriate form of assignment or novation, subject to the Buyer paying the costs of such assignment or novation and obtaining any necessary consent of the owner.

10.	EMPLOYEES

10.1
The Seller and the Administrators give no warranties concerning the effect of the Transfer Regulations or the consequences of re-engagement (if any) by the Buyer or any other person of some or all of the former employees of the Seller or any other person who worked in the Business.

10.2
The Seller and the Buyer acknowledge and agree that the Transfer Regulations apply to the purchase of the Business by the Buyer. For the avoidance of doubt, the Buyer shall be responsible for payment of all wages, salaries and benefits due in respect of the Employees.

10.3
The Buyer shall indemnify and shall keep the Seller and the Administrators and each of them fully indemnified against any Loss or Claim arising in respect of the Employees, former employees or any other person who worked in the Business before or after Completion.

11.	DEBTS

11.1
The Buyer hereby agrees to act as agent for the Finance Provider in the collection of the Debts. In acting as agent of the Finance Provider, the Buyer will carry out their customary procedures for the collection of debts and, in addition, act in accordance with the reasonable instructions of the Administrators and/or the Finance Provider. The Finance Provider may terminate the Buyer's agency upon the expiry of 28 days written notice to the Buyer whereupon the Buyer must immediately cease all collection activity save as directed by the Administrators or the Finance Provider. The Buyer agrees to use its reasonable endeavours to collect the Debts and agrees to provide to the Administrators and/or the Finance Provider with such information about the progress of the collection of Debts as the Administrators or the Finance Provider reasonably require including but not limited to providing, on a weekly basis commencing 7 days after Completion, a report demonstrating to the reasonable satisfaction of the Administrators or the Finance Provider amongst other things (i) the nature of the collection activity for the preceding week (ii) payments promised and/or received in the preceding week and (iii) credit notes requested or details of any other issue or dispute which might reduce the value of the Debts.

11.2
In consideration of the Buyer agreeing to collect the Debts on behalf of the Finance Provider, the Buyer shall be paid a collection fee equal to 4% of actual Debt realisations up to £500,000 and 7½% in respect of all actual Debt realisations in excess of £500,000 (the "Fee"). The Fee shall be set off against any amounts payable by the Buyer to the Finance Provider relating to the proceeds of the Debts in accordance with clause 11.4

11.3
The Buyer will not commence any legal proceedings or agree any discount, compromise or settlement of any of the Debts without the prior written consent of the Finance Provider. For the avoidance of doubt, the Buyer will not be obliged to commence any legal proceedings in respect of such Debts.

11.4
Subject to clause 11.2, the proceeds of the Debts shall be paid into a bank account nominated by the Finance Provider, unless otherwise agreed in writing between the parties. The Buyer shall account to the Administrators and or Finance Provider for any payment received by the Buyer in respect of any of the Debts by paying the same (allowing for the deduction of any Fee payable in accordance with clause 11.2) upon receipt directly into a bank account to be nominated by the Administrators and prior to such payment shall hold such sums and any cheque, instrument or payment relating thereto on trust absolutely for the Administrators.

11.5
Any payment that is received by the Finance Provider/and or Administrators from a person who is both a debtor of the Seller (or as its assignee) and the Buyer shall, if it is not clear to which invoice the payment relates, be appropriated to the debt owed by that debtor to the Seller or its assignee.

11.6
Subject to clause 11.1, the Finance Provider or such other agents as it may appoint for this purpose from time to time, shall be exclusively responsible for the collection of the Debts provided that the Buyer shall at its own expense provide a reasonable degree of co-operation in the collection of the Debts.

11.7
Unless and until all of the Debts have been collected (or earlier if agreed by the parties hereto and the Finance Provider) the Buyer shall not assign those of its debts due in connection with the Business (whether by factoring or discounting the same or otherwise howsoever) and arising after Completion without the prior written consent of the Finance Provider. Such consent shall not be unreasonably withheld provided that the Finance Provider or the Administrators shall be entitled to approve any notice sent to debtors to advise them of such assignment to ensure, in the opinion of the Finance Provider or the Administrators, that such notice does not materially prejudice the collection of the Debts and if so required the Buyer shall amend its notice in accordance with the reasonable directions of the Finance Provider or the Administrators.

12.	COMPUTER SOFTWARE& SYSTEM

12.1
The Buyer acknowledges that it acquires no right, title or interest in, or right to use, any computer software used, or available for use, by the Seller prior to Completion save insofar as such rights are included in the Business IPR. It shall accordingly be the sole responsibility of the Buyer to obtain consent for the use of rights in such software.

12.2
The Buyer shall not (unless it has obtained any necessary consent) use any such software or otherwise infringe any rights of any person therein, and the Buyer shall keep the Seller and the Administrators fully and completely indemnified against all actions, proceedings, claims, demands, penalties and expenses whatsoever which may arise as a result of the failure of the Buyer to comply with this clause 12.

13.	LIABILITIES OF THE BUSINESS

13.1
The Buyer shall pay, satisfy and discharge all the debts, liabilities and obligations relating to the Business arising on or after Completion and shall at all times keep the Seller and the Administrators indemnified against the same and all actions, proceedings, costs, damages, claims and demands in respect thereof.

13.2
In the event of a dispute over the sums payable pursuant to this clause and provided that the sum in dispute is not less than £2,000, either party shall be entitled to refer the matter for determination by an Expert, which determination shall be final and binding on the parties and the costs of his appointment shall be borne equally by the parties.

13.3	The Seller shall remain liable for all debts, liabilities and obligations of the Business other than those specifically assumed by the Buyer under this Agreement.

14.	APPORTIONMENTS

14.1
The apportionment of all outgoings of any nature (including without limitation service charges, business rates, utility and telephone charges and any insurance premium) in respect of the Business as between the Seller and the Buyer shall be made as at Completion.

14.2
In the event that any apportionment cannot be determined as at Completion it shall be calculated as soon as possible thereafter and the Buyer or the Seller as the case may be shall account for the net amount due.

15.	AUTHORITY AND LIABILITY OF THE administratorS

15.1	The Buyer agrees that the Administrators are acting as the agents of the Seller pursuant to the powers granted to them by statute.

15.2
Save as specifically set out in this Agreement neither the Administrators, their firm nor their agents shall incur any personal liability whatsoever under this Agreement or under any other deed, instrument or document entered into pursuant to or in connection with it or in relation to any related matter or claim however, whenever and wherever arising and whether such liability would arise under the Act or otherwise.

15.3
Save where expressly provided to the contrary, the Administrators are a party to this Agreement solely for the purpose of taking the benefit of the exclusions, indemnities and other rights in their favour.

15.4	Each of the Administrators shall have full power to act for and on behalf of the Seller and for each of the other Administrators for all purposes arising out of or in connection with this Agreement.

15.5	This clause 15 shall continue to have effect, whether the Administrators' capacity as agents of the Seller continues or is terminated and notwithstanding Completion.

16.	INDEMNITY

16.1
Without prejudice to any specific right of indemnity in this Agreement, the Buyer covenants with the Administrators to keep the Administrators and their personal representatives, estates and effects fully indemnified from and against all actions, proceedings, claims, liabilities and demands, reasonable costs and expenses incurred as a direct result of any breach by the Buyer of the terms of this Agreement.

16.2
Nothing in this Agreement shall operate to restrict or affect in any way any right of the Administrators to any indemnity or to a lien, whether under the Act or in any other way whatsoever and the exclusion of liability, acknowledgements and waivers in favour of the Administrators shall be in addition to, and not qualified by or in substitution for, any right of indemnity, recovery or relief otherwise available to the Administrators and apply to claims formed in contract, tort or otherwise howsoever.

17.	MISREPRESENTATION AND WARRANTIES

17.1
Nothing in this Agreement shall be construed as excluding or attempting to exclude Section 12(3) to (5) of the Sale of Goods Act 1979 or any liability for fraudulent misrepresentation or any liability for death or personal injury arising as a result of negligence.

17.2
Except in relation to clauses 22.1 and 22.2 the Buyer has entered into this Agreement without reliance on and there are excluded any warranties, representations, agreements, statements or undertakings (oral or in writing) made by the Seller or the Administrators or by any of its or their employees or agents at any time on or before the date of this Agreement including (without limitation) any warranty or condition as to title, quiet possession, satisfactory quality, fitness for purpose or description and whether express or implied by statute or otherwise.

17.3
The description of the Sale Assets in this Agreement shall not imply any warranty or representation as to their nature or quality or otherwise and without prejudice to the generality of the foregoing the Buyer acknowledges that:

(a)	it is satisfied with the accuracy of the information contained in this Agreement and the Schedules;

(b)
this is an administration transaction and that the terms and conditions of, and the exclusions and limitations set out in, this Agreement are fair and reasonable in the context of a sale by a company acting by its Administrators;

(c)
the Sale Consideration has been calculated by the Buyer to reflect the commercial risk assumed by it and the Buyer shall not be entitled to any refund or abatement of the Sale Consideration as a result of its failure to secure ownership of any of the Sale Assets or on any ground whatsoever; and

(d)	the Administrators have available to them only limited knowledge in relation to the Seller and its affairs.

17.4
The Buyer is deemed to buy the Sale Assets on an "as is, where is" basis with full knowledge and the Seller and the Administrators give no warranty whatsoever concerning the Sale Assets and the Business (except as provided in clauses 22.1 and 22.2) and without prejudice to the generality of the foregoing, or any other term of this Agreement, no warranty is given in respect of:

(a)	the ownership, condition, permitted use or fitness for purpose of any of the Sale Assets;

(b)	the turnover or profitability of the Business;

(c)	the enforceability of the Business Contracts or the existence of any breach of the Business Contracts;

(d)	any consent or approval required from any third party in respect of the transfer of the Business and the Sale Assets;

(e)	any defect in the Sale Assets; and

(f)
whether or not any of the Sale Assets is affected by any reservation of title or any encumbrance affecting the Seller's title or any other claim by any third party in relation to the Sale Assets and any such claim shall be wholly the responsibility of the Buyer and none of such matters shall give the Buyer any right or claim against the Seller or the Administrators or entitle it to rescind or repudiate this Agreement or claim any abatement in respect of the Sale Consideration.

18.	STATUTORY REGULATION

18.1
The Buyer shall be deemed to buy with knowledge in all respects of the use of the Premises and the operation of the Business imposed by any environmental, planning or other legislation and the Seller and the Administrators give no warranty in relation to such matters.

18.2
The Buyer shall be deemed to buy with knowledge in all respects of all restrictions on the use of Sale Assets and the Third Party Assets and in particular, but without prejudice to the generality of the foregoing:

(a)
the Seller and the Administrators give no warranty or undertaking in respect of any certificate, consent, licence or permit that may be required from any relevant authority for such use or operation whether at the date of this Agreement or at any time in the future and the Buyer shall be solely responsible for obtaining any authorisation or consent necessary for the continued use of the Sale Assets;

(b)
the Buyer shall not use any of the Sale Assets or Third Party Assets unless and until it is in a safe condition and in compliance with all applicable requirements of any legislation as to health and safety (and in particular, in relation to the Vehicles, with the Road Traffic Acts and the Road Vehicles (Construction and Use) Regulations 1986) or otherwise and with any relevant instruction manuals or manufacturers' recommendations and it is the sole responsibility of the Buyer to inspect each Sale Asset and Third Party Asset and satisfy itself as to these matters, whether or not that asset was in use by the Seller at any time prior to Completion; and

(c)
whilst the Buyer can make use of the information contained in the Business Records (including inspecting and copying them at its own expense) it must not do anything which would breach the Data Protection Acts 1984 and 1998 and any rules or regulations made under or pursuant to such legislation but must obtain all such licences and consents as may be required for the purposes of such legislation.

19.	FURTHER ASSURANCE

The Seller shall at the request and cost of the Buyer, provided it is reasonably able to do so and for a period of 3 months only from Completion, execute such further documents and undertake and do such things as may be reasonably necessary for the purpose of transferring to the Buyer the Sale Assets or any of them.

20.	VALUE ADDED TAX

20.1
The Seller and the Buyer intend that paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 and so far as applicable Section 49(1) of the Value Added Tax Act 1994 shall apply to the transfer of the Sale Assets and accordingly:

(a)	the Seller and the Buyer shall jointly give notice of such transfer to H.M. Customs & Excise as required by law;

(b)
the Seller and the Buyer shall use all reasonable endeavours to secure that pursuant to the provisions referred to above the sale of the Sale Assets is treated as neither a supply of goods nor a supply of services for the purposes of VAT;

(c)
if, notwithstanding the provisions referred to above, any VAT shall be payable on the sale (as verified by letter from H.M. Customs & Excise confirming that the sale is a standard rated supply) the Buyer shall (upon receipt of a valid VAT invoice) pay such tax to the Seller; and

(d)
the VAT Records shall be transferred to the Buyer on Completion subject to the obligation on the Buyer to retain the VAT records for a period of not less than 6 years from Completion and to the right of the Seller, the Administrators, the Finance Provider and any liquidator of the Seller and their agents to inspect and copy the same at all reasonable times.

20.2	The Buyer warrants that:

(a)	it has applied to be registered for VAT;

(b)
the Sale Assets are to be used by the Buyer (or another member of the Buyer's group of companies within the same group VAT registration as the Buyer) in carrying on the same kind of business as the Business, whether or not as part of any existing business carried on by the Buyer; and

(c)	there are no arrangements in existence for the transfer of the legal or beneficial interest in the Sale Assets by the Buyer.

21.	BUSINESS RECORDS AND ACCESS

21.1
The Seller shall allow the Buyer to take possession of the Business Records held at the Premises or elsewhere on Completion for 6 months from Completion or such longer period as the Seller and the Administrators in their absolute discretion shall allow and the Buyer may at its own expense make and retain copies of such Business Records provided that the Buyer shall make such Business Records or any of them available for collection by the Seller, the Administrators or the Finance Provider at any time.

21.2	The Buyer shall (at no cost to the Seller or the Administrators or the Finance Provider) allow the Administrators and the Finance Provider and their representatives and agents access to and the right to inspect and take copies of such of the Business Records as the Buyer has possession of pursuant to clause 21.1to enable the Administrators to perform and complete their duties as Administrators or as agents of the Finance Provider.

21.3
The Buyer shall maintain the security, order and integrity of all Business Records in its possession (whether held on paper, computer record or other storage media) in the same condition as they are at Completion and shall keep them separate from the Buyer's own records (including all records relating to the Buyer's trading after Completion) and shall not alter, add to, amend or delete any part of the Business Records.

21.4
The Buyer undertakes with the Administrators for 6 calendar months following Completion to promptly send by first class post to the Administrators all correspondence received at the Premises after Completion that is addressed to the Seller or the Administrators other than "junk mail".

21.5
Other records of the Business not falling within the definition of the Business Records shall be made available to the Buyer insofar as it may reasonably need to see or copy them (at its own expense) for the purposes of the Business.

21.6	The Buyer undertakes not to seek to gain access to any information which is not relevant to the Business and if the Buyer inadvertently obtains such information to treat it as confidential.

22.	ENCUMBRANCES

22.1
The Sale Assets are sold and transferred with no title guarantee and subject to all mortgages including mortgages, charges, liens or other encumbrances affecting the same but, subject to the foregoing, free from any claim under the Debenture.

22.2
Pursuant to clause 22.1, the Administrators warrant that the Finance Provider shall on Completion release the Sale Assets from all charges in the Debenture and all monies secured by those charges and from all claims and demands under the Debenture provided that all of the charges in the Debenture shall remain in full force and effect with regard to all of the property charged thereby other than the Sale Assets.

22.3	Nothing in this Agreement shall:

(a)	imply any acknowledgement of the existence, validity or enforceability of any charge, claim or encumbrance; or

(b)	require the Seller or the Administrators to discharge any indebtedness of the Seller whether or not such indebtedness is secured by any mortgage, charge, lien or other encumbrance.

23.	NOTICES

23.1
Any notice or other communication to be given in connection with this Agreement shall be in writing and (without prejudice to proof that it has been effectively given in any other manner) shall be deemed duly served if delivered at or sent by recorded delivery post to the address of the party concerned which is set out in this Agreement or such other address for service as that party may have notified to the other party in writing.

23.2
Any notice shall be deemed to be served if delivered personally, on the day on which it is delivered or, if posted, at 10 a.m. on the second Business Day after the day of posting. Evidence that the notice was properly addressed stamped and put into the post shall be conclusive evidence of service.

24.	ASSIGNMENT AND THIRD PARTY RIGHTS

24.1
This Agreement shall not be assignable by the Buyer without the prior written consent of the Administrators and the Seller shall not be required to transfer any of the Sale Assets to any person other than the Buyer.

24.2
The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement save that the Finance Provider shall be entitled to enforce the obligations of the Buyer pursuant to clause 11 and clause 21.2 of this Agreement.

25.	ANNOUNCEMENTS

No announcement regarding the transactions contemplated by this Agreement or any ancillary matter and no disclosure of the terms of this Agreement shall (save as required by law) be made by the Buyer without the prior written consent of the Administrators (such consent not to be unreasonably withheld) provided that the Buyer shall be entitled to advise any customer, client or supplier of the Business of the fact that it has purchased the Business.

26.	MISCELLANEOUS

26.1
If any one or more provisions contained in this Agreement is or becomes invalid, illegal or unenforceable in any respect the validity, legality or enforceability of the remaining provisions shall not thereby be affected.

26.2
All payments to be made by the Buyer under this Agreement shall be made on the due date for payment without any deduction, set-off or counterclaim whatsoever, in immediately available sterling funds, and if not so paid shall bear interest at the rate of 4 per cent over the base rate of The Royal Bank of Scotland plc from time to time from the due date for payment to the date of actual payment whether before or after judgment, calculated on a daily basis and compounded on the last day of each month.

26.3	The terms and conditions of this Agreement and any other agreement entered into pursuant hereto represent the entire arrangement between the parties relating to the arrangements between them.

26.4	All provisions of this Agreement shall so far as they are capable of being performed continue in full force and effect notwithstanding Completion.

26.5
This Agreement may be executed in any number of counterparts (which may be exchanged by fax) and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement.

26.6	The parties shall each bear their own costs in connection with the preparation and implementation of this Agreement and in connection with the sale and purchase hereby contemplated.

26.7
No failure to exercise and no delay in exercising on the part of the Seller or the Administrators or the Finance Provider of any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any further or other exercise thereof or the exercise of any other right, power or privilege.

26.8	Time shall be of the essence in relation to the obligations of the Buyer under this Agreement.

26.9	The Buyer shall pay any stamp duties payable in respect of this Agreement or any other document entered into or executed in connection herewith.

27.	LAW AND JURISDICTION

This Agreement shall be governed by the laws of England and the parties submit to the non-exclusive jurisdiction of the English Courts.

IN WITNESS of which the parties have executed this Agreement as a Deed on the basis that it should be effective on the date entered in the heading.

SIGNED (but not delivered until the date	)
hereof) as a DEED by KAY LOGISTICS	)
LIMITED	)
acting by the Administrators as its agent	)	…/s/………………………………………
without personal liability	)	Signature of Administrator

SIGNED (but not delivered until the date	)
hereof) as a DEED by KERRY BAILEY	)
for the Administrators	)	…/s/………………………………………
in the presence of:	)	Signature of Administrator

/s/…………………………………….
Signature of Witness

Name of Witness:

Address:

Occupation:

SIGNED (but not delivered until the date	)
hereof) as a DEED by WLG (UK))		…/s/ Christopher Wood………………
LIMITED	)	Signature of director

…/s/……………………….……………….
Signature of second director or company secretary

SIGNED (but not delivered until the date	)
hereof) as a DEED by VENTURE	)	…/s/ Christopher Wood………………
FINANCE PLC	)	Signature of director
by its duly appointed Attorney
in the presence of:

…………………………………….
Signature of Witness

Name of Witness:

Address:

Occupation: